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EXHIBIT 4.1

                NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                  INCORPORATED UNDER BUSINESS CORPORATIONS ACT

                                   (ALBERTA)


NUMBER                                                               SHARES
                          EMISSION DIFFERENTIALS LTD.

                       AUTHORIZED COMMON STOCK: UNLIMITED
                                  NO PAR VALUE


THIS CERTIFIES THAT


Is The Record Holder Of


               Shares of EMISSION DIFFERENTIALS LTD. Common Stock

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated:

                           EMISSION DIFFERENTIALS LTD
                                 CORPORATE SEAL

/s/ signature                                       /s/ signature
----------------------------                        ----------------------------
                   SECRETARY                                           PRESIDENT


INTERWEST TRANSFER CO., INC. P.O. Box 17136/ Salt Lake City, Utah 84117

COUNTERSIGNED & REGISTERED

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COUNTERSIGNED, Transfer Agent-Authorized Signature